                                                                    Exhibit 99.2
                                                                    ------------

                            SUNSHINE PCS CORPORATION

                          Notice Of Guaranteed Delivery
                                       For
                            Subscription Certificates

INSTRUCTIONS

            This Notice of Guaranteed Delivery, or one substantially  equivalent hereto,  must be used to  exercise  Rights  pursuant  to the Rights  Offering of
Sunshine PCS Corporation, a Delaware corporation (the "Sunshine"),  as set forth in its prospectus dated __________, 2002 (the "Prospectus"),  if a Rights holder cannot  deliver  the  subscription  certificate(s)  evidencing  the Rights  (the
"Subscription  Certificate(s)")  to the  subscription  agent  listed  below (the
"Subscription  Agent") at or prior to 5:00 p.m., New York City time, on _______,
_________,  2002,  unless such time is extended by Sunshine as  described in the
Prospectus (as it may be extended,  the  "Expiration  Time").  Such form must be delivered by hand or sent by telegram, facsimile transmission,  first class mail or  overnight  courier to the  Subscription  Agent,  and must be received by the
Subscription  Agent at or prior to the Expiration Time. See "The Rights Offering
-- Exercise of Rights" in the Prospectus.

            Important: Payment of the Subscription Price of $1.00 for each share of Sunshine's  Class A Common Stock  subscribed for upon exercise of such Rights must be  received  by the  Subscription  Agent in the  manner  specified  in the
Prospectus  at or  prior  to the  Expiration  Time,  even  if  the  Subscription
Certificate evidencing such Rights is being delivered pursuant to the guaranteed delivery procedures of the Rights Offering.

                           THE SUBSCRIPTION AGENT IS:

                     American Stock Transfer & Trust Company
                                 59 Maiden Lane
                               New York, NY 10038
                            Facsimile (718) 234-5001

                              To Confirm Receipt of
                                  Facsimile and
                            For General Information:
                                 (212) 936-5100
                                 (718) 921-8200

            Delivery of this instrument to an address or facsimile  number other than as set forth above will not constitute a valid delivery.

                              GUARANTEE OF DELIVERY
        (Not to be used for Subscription Certificate signature guarantee)

            The undersigned,  a member firm of a registered  national securities exchange  or of the  National  Association  of  Securities  Dealers,  Inc.  or a
commercial bank or trust company having an office or correspondent in the United
States,  guarantees that the undersigned will deliver to the Subscription  Agent the  certificates  representing  the Rights  being  exercised  hereby,  with any required signature guarantees and any other required documents, all within three trading days on the over-the-counter market after the date hereof.

 .......................................       Dated:......................, 2002

 .......................................       ..................................

 .......................................       ..................................
                                                   (Name of Firm)
 .......................................
                  Address

 .......................................       ..................................
     (Area Code and Telephone Number)             (Authorized Signature)

            The  institution  that  completes  this  form must  communicate  the
guarantee  to  the   Subscription   Agent  and  must  deliver  the  Subscription
Certificate(s)  to the  Subscription  Agent within the time period shown herein.
Failure to do so could result in a financial loss to such institution.

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                                                        SUNSHINE PCS CORPORATION

LADIES AND GENTLEMEN:

            The  undersigned  hereby  represents that he or she is the holder of
Subscription Certificate(s) representing _____ Rights and that such Subscription
Certificate(s)  cannot be delivered to the Subscription Agent at or prior to the
Expiration  Time.  Upon the terms and subject to the conditions set forth in the
Prospectus,  receipt of which is hereby  acknowledged,  the  undersigned  hereby elects to exercise the Basic  Subscription  Privilege to subscribe for one share of Class A Common Stock for every four Rights  represented by such  Subscription
Certificate  and  such  number  of  shares  set  forth  below  pursuant  to  the
Oversubscription Privilege:

            No. of shares of Class A Common Stock  subscribed
            for pursuant to Basic  Subscription Privilege:        ______________

            plus

            No. of Shares subscribed for pursuant to
            Oversubscription Privilege:                           ______________

            Total:                                               $______________

            times $1.00 per share equals

            Total Payment Due:                                   $______________

            The undersigned  understands that payment of the Subscription  Price of $1.00 per share of Class A Common  Stock  subscribed  for must be received by the  Subscription  Agent at or prior to the Expiration Time, and represents that such payment,  in the aggregate amount of $________,  either (check  appropriate box):

            / / is delivered  herewith or / / was  delivered  separately  in the manner set forth below (check appropriate box and complete  information relating thereto):

            / /   wire transfer of funds

                  --    name of transferor institution _________________________

                  --    date of transfer  _________________  confirmation number
                        (if available) _________________

            / /   uncertified  personal check  (Payment by uncertified  personal check  will  not  be  deemed  to  have  been  received  by the
                  Subscription  Agent  until  such  check has  cleared.  Holders paying by such means are urged to make payment sufficiently in advance of the  Expiration  Time to ensure  that such  payment clears by such time.)

            / /   certified check

            / /   bank draft (cashier's check)

            / /   money order

                  --    name of maker __________________________________________

                  --    date and number of check, draft or money order
                        ________________________________________________________
                                  (date)                  (number)

                  --    bank on which check is drawn or issuer of money order
                        ________________________________________________________

Signature(s)___________________________     Address ____________________________

_______________________________________     ____________________________________

Name(s) _______________________________     ____________________________________

_______________________________________     Tel. No(s). (____) _________________
        Please Type or Print

Subscription Certificate No(s). (if available) _________________________________

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